UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2023

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083

(Address of principal executive offices)(Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BBBY	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2023, Bed Bath & Beyond Inc. (the “Company”) entered into its previously disclosed waiver and amendment (the “Amendment”) to the Credit Agreement (as amended by the Amendment, the “Amended Credit Agreement”), with certain of the Company’s US and Canadian subsidiaries party thereto, the Administrative Agent, Sixth Street Specialty Lending, Inc., as FILO agent (the “FILO Agent”), and the lenders party thereto. Pursuant to the Amendment, the lenders agreed to (i) waive any outstanding defaults or events of default under the existing Credit Facilities and (ii) rescind the implementation of the acceleration of obligations under the existing Credit Facilities, the requirement to cash collateralize letters of credit obligations under the existing Credit Facilities and the default interest on the outstanding obligations under the existing Credit Facilities.

The Amendment (i) decreased the total revolving commitment from $1.13 billion to $565 million, (ii) result in an outstanding principal amount of $428,897,500 as a result of the call protection being capitalized as principal to the Initial FILO Loan and (iii) provide for an additional $100 million of FILO loans (the “New FILO Loan” and together with the Initial FILO Loan, the “FILO Facility”, and together with the ABL Facility, the “Credit Facilities”), as well as other amendments, modifications or supplements to certain other terms and provisions as more specifically contemplated by the Amendment. In connection with the New FILO Loan and the entry into the Amendment, the Company paid certain customary fees to the applicable lenders. Under the Amendment, the interest rate margin on revolving loans increased by 100 basis points per annum across all levels of the pricing grid and the interest rate of the New FILO Loan is set at the same rate as existing Initial FILO Loan. The Amended Credit Agreement also includes call protection upon the prepayment of the FILO loans under certain circumstances.

Under the Amendment, the Company is required to apply all net cash proceeds received from the New Filo Loan and the Offering to repay outstanding revolving loans under the ABL Facility. The Company will be able to continue to borrow under its ABL Facility subject to availability thereunder. Pursuant to the Amended Credit Agreement, the Company will be required to use proceeds from certain dispositions of assets and subsequent equity offerings to pay down outstanding borrowings under the Credit Facilities. In addition, the Amended Credit Agreement provides for certain additional operational covenants and reporting obligations.

The foregoing description of the Amendment (including the Amended Credit Agreement) does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment (including the Amended Credit Agreement), which will be filed as Exhibit 1.1 to an amendment to this Current Report on Form 8-K and will be incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the FILO Facility is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 7, 2023, the Company issued a press release providing a certain business update. A copy of such press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

On February 7, 2023, the Company also issued a press release announcing the pricing of the Offering (as defined below). A copy of such press release is attached hereto as Exhibit 99.2, and is incorporated herein by reference

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On February 7, 2023, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc. (“B. Riley” or the “Underwriter”), in connection with the previously announced underwritten public offering (the “Offering”) of (i) shares of the Series A convertible preferred stock (the “Series A Convertible Preferred Stock”), (ii) warrants to purchase shares of Series A Convertible Preferred Stock (“Preferred Stock Warrants”) and (iii) warrants to purchase the Company’s common stock (“Common Stock Warrants”). At the initial closing, the Company will issue (i) 23,685 shares of Series A Convertible Preferred Stock, (ii) 84,216 Preferred Stock Warrants and (iii) 95,387,533 Common Stock Warrants.

The Offering was consummated on February 7, 2023 (the “Closing Date”). The Company received gross proceeds of approximately $225 million on the Closing Date and may receive up to an additional approximately $800 million of gross proceeds in subsequent closings over up to ten months, subject to certain conditions to the receipt of the proceeds by the Company at each applicable closing, including that the Company’s common stock shall remain listed on a national securities exchange, that the Company has sufficient authorized common stock to issue the shares subject to such closing, that the Company has not filed for bankruptcy protection and that, to the extent the Company is in default under its material indebtedness, the Company has a valid and enforceable forbearance agreement. As such the Company cannot give any assurance that it will receive all of the proceeds of the Offering.

The Company intends to use the net proceeds from the initial closing of the Offering, along with $100 million to be drawn under its amended and upsized FILO Facility, to repay outstanding revolving loans under its ABL Facility in accordance with the terms of the Amendment. Under the Amendment, the Company will be required to use availability under its credit facilities to make the missed interest payment on its senior notes by March 3, 2023. Outstanding revolving loans repaid using net proceeds of the Offering may be reborrowed, subject to availability under the ABL Facility, and the Company expects to use those borrowings for general corporate purposes, including, but not limited to, rebalancing the Company’s assortment and building back the Company’s inventory. In addition, proceeds from the conversion of warrants to purchase shares of Series A Convertible Preferred Stock will be used to further repay outstanding amounts under the ABL Facility with 50% of such conversion amounts being applied against the borrowing base of the ABL Facility. Such repaid amounts may be reborrowed subject to availability under the ABL Facility.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended.

The Offering was made pursuant to the automatic shelf registration statement on Form S-3 (File No. 333-267173), initially filed on August 31, 2022, and related prospectus supplement that was filed by the Company with the Securities and Exchange Commission (“SEC”) on February 6, 2023.

The foregoing descriptions of the Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Kirkland & Ellis LLP has issued an opinion, dated February 7, 2023, regarding certain legal matters with respect to the Offering, a copy of which is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains a number of forward-looking statements. Words such as “expect,” “will,” “working,” “plan” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s beliefs and expectations relating to the receipt of the full amount of gross proceeds of the Company’s previously announced financing transactions and the anticipated use of proceeds therefrom and the Company’s ability to execute its transformative plans. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the uncertainties related to market conditions and the receipt of the full amount of gross proceeds from such financing transactions on the anticipated terms or at all, the Company’s ability to use proceeds from such financing transactions to pay down outstanding debt obligations and operate its business; risks related to the failure to receive the full amount of gross proceeds from such financing transactions, which the Company expects will likely force it to file for bankruptcy protection; the Company’s ability to regain access to its credit agreement; the Company’s ability to deliver and execute on its turnaround plan; the Company’s potential need to seek additional strategic alternatives, including restructuring or refinancing of its debt, seeking additional debt or equity capital, reducing or delaying its business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, and the terms, value and timing of any transaction resulting from that process; the Company’s ability to finalize or fully execute actions and steps that would be probable of mitigating the existence of “substantial doubt” regarding the Company’s ability to continue as a going concern; and the Company’s ability to increase cash flow to support the Company’s operating activities and fund its obligations and working capital needs, and the other risk factors described in the Company’s filings with the SEC, including the factors set forth under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 26, 2022 and the Company’s Quarterly Report on Form 10-Q for the quarters ended August 27, 2022 and November 26, 2022. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this Current Report on Form 8-K, except as required by applicable law or regulation.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement by and between Bed Bath & Beyond Inc. and B. Riley Securities, Inc., dated February 7, 2023.

5.1	Opinion of Kirkland & Ellis LLP

99.1	Press release regarding Business Update, dated February 7, 2023

99.2	Press release announcing the pricing of the Offering, dated February 7, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: February 7, 2023

	By:	/s/ David M. Kastin
	By:	David M. Kastin
	Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary